Exhibit 99.1

Virtu Announces Fourth Quarter and Full Year 2018 Results

NEW YORK, NY,  February 7, 2019  — Virtu Financial, Inc. (NASDAQ: VIRT), a leading technology-enabled market maker and liquidity provider to the global financial markets, today reported results for the fourth quarter and the full year ended December 31, 2018.

Fourth Quarter and Full Year Selected Highlights

Fourth Quarter 2018:

•                  Net income of $147.9 million, Normalized Adjusted Net Income* of $127.2 million

•                  Basic earnings per share of $0.75, and diluted earnings per share of $0.74; Normalized Adjusted EPS* of $0.67

•                  Total revenues of $442.2 million; Trading income, net of $366.2 million; Adjusted Net Trading Income* of $299.2 million

•                  Adjusted EBITDA* of $195.1 million; Adjusted EBITDA Margin* of 65.2%

•                  Quarterly cash dividend of $0.24 per share payable on March 15, 2019

Full Year 2018:

•                  Net income of $620.2 million, Normalized Adjusted Net Income* of $375.0 million

•                  Basic earnings per share of $2.82, and diluted earnings per share of $2.78; Normalized Adjusted EPS* of $1.96

•                  Total revenues of $1,878.7 million; Trading income, net of $1,266.7 million; Adjusted Net Trading Income* of $1,020.3 million

•                  Adjusted EBITDA* of $620.0 million; Adjusted EBITDA Margin* of 60.8%

•                  Made $750 million total payments on the term loan to-date

•                  $65.9 million repurchased to-date out of $100 million in previously approved share buyback program;

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on March 15, 2019 to shareholders of record as of March 1, 2019.

“The benefits of Virtu’s scale and the fruits of our multi-asset class global business, as well as continued benefits from our acquisition of KCG all contributed to the outstanding performance in our business against a positive backdrop for our market making services.  Our customer as well as non-customer-facing market making platforms performed very well in the fourth quarter as volatility persisted.  For the full year 2018, we demonstrated once again the durability of our model and the ability to generate strong earnings and cash flows even in less than ideal environments, and outperform when market conditions are more favorable,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Acquisition of Investment Technology Group, Inc.

On November 6, 2018, the Company and Investment Technology Group, Inc. (“ITG”) entered into a definitive agreement (the “ITG Merger Agreement”) whereby the Company will acquire ITG in a cash transaction valued at $30.30 per ITG share, or a total of approximately $1.0 billion (the “ITG Acquisition”). ITG announced that all proposals submitted to a vote of ITG’s stockholders that are necessary for the completion of the ITG Acquisition were approved at ITG’s special meeting of stockholders on January 24, 2019. The ITG Acquisition is expected to close during the first quarter of 2019 after receipt of all required regulatory approvals and satisfaction of other customary closing conditions. In connection with the ITG Acquisition and the refinancing of the Company’s existing term loan, allocations have been completed for a new $1.5 billion, seven year first lien term loan with indicative pricing of LIBOR + 350 basis points, subject to the completion and execution of definitive documentation.

Form of Presentation

The Company completed its acquisition of KCG Holdings, Inc. on July 20, 2017 and the reported financial results of the Company for the periods following the acquisition reflect KCG’s and the Company’s balances, and reflect the impact of purchase accounting adjustments.

Financial Results

Fourth Quarter 2018:

Total revenues decreased 4.8% to $442.2 million for this quarter, compared to $464.5 million for the same period in 2017. Trading income, net, increased 27.9% to $366.2 million for this quarter, compared to $286.4 million for the same period in 2017. Net income increased 342.9% to $147.9 million for this quarter, compared to $33.4 million for the same period in 2017.

Basic and diluted earnings per share for this quarter were $0.75 and $0.74, respectively, compared to earnings per share of $0.12 each for the same period in 2017.

Adjusted Net Trading Income increased 26.1% to $299.2 million for this quarter, compared to $237.3 million for the same period in 2017. Adjusted EBITDA increased 81.0% to $195.1 million for this quarter, compared to $107.8 million for the same period in 2017. Normalized Adjusted Net Income increased 207.2 % to $127.2 million for this quarter, compared to $41.4 million for the same period in 2017.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $0.67 for this quarter, compared to $0.22 for the same period in 2017.

Full Year 2018:

Total revenues increased 82.8% to $1,878.7 million, compared to $1,028.0 million in 2017. Trading income, net, increased 65.4% to $1,266.7 million, compared to $766.0 million in 2017. Net income increased to $620.2 million, compared to $18.9 million in 2017.

Basic and Diluted earnings per share for this year were $2.82 and $2.78, respectively, compared to $0.03 each in 2017.

Adjusted Net Trading Income increased 83.4% to $1,020.3 million, compared to $556.3 million in 2017. Adjusted EBITDA increased 146.6% to $620.0 million, compared to $251.4 million in 2017. Normalized Adjusted Net Income increased 307.2% to $375.0 million, compared to $92.1 million in 2017.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $1.96 for the full year 2018, compared to $0.57 for the full year 2017.

Operating Segment Information

Prior to the acquisition of KCG, the Company was managed and operated as one business, and, accordingly, operated under one reportable segment.  As a result of the acquisition of KCG, beginning in the third quarter of 2017 the Company has three operating segments: (i) Market Making; (ii) Execution Services; and (iii) Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers.

Corporate contains the Company’s investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by operating segment for the three months and full year ended December 31, 2018 and 2017.

Total revenues by operating segment

(in thousands, unaudited)

	Three Months Ended December 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$365,964	$264	$—	$366,228
Commissions, net and technology services	6,927	38,581	—	45,508
Interest and dividends income	26,060	105	7	26,172
Other, net	923	454	2,961	4,338
Total Revenues	$399,874	$39,404	$2,968	$442,246

	Three Months Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$287,275	$(2,052)	$1,160	$286,383
Commissions, net and technology services	12,126	55,140	—	67,266
Interest and dividends income	21,263	515	(2,304)	19,474
Other, net	1,170	540	89,688	91,398
Total Revenues	$321,834	$54,143	$88,544	$464,521

	Year Ended December 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$1,265,866	$816	$—	$1,266,682
Commissions, net and technology services	28,813	155,526	—	184,339
Interest and dividends income	86,741	705	62	87,508
Other, net	3,055	339,286	(2,152)	340,189
Total Revenues	$1,384,475	$496,333	$(2,090)	$1,878,718

	Year Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$769,556	$(5,394)	$1,865	$766,027
Commissions, net and technology services	13,689	102,814	—	116,503
Interest and dividends income	51,822	619	(2,034)	50,407
Other, net	1,640	1,096	92,309	95,045
Total Revenues	$836,707	$99,135	$92,140	$1,027,982

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, unaudited)

	Three Months Ended December 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$365,964	$264	$—	$366,228
Commissions, net and technology services	6,927	38,581	—	45,508
Interest and dividends income	26,060	105	7	26,172
Brokerage, exchange and clearance fees, net	(59,676)	(14,154)	—	(73,830)
Payments for order flow	(24,234)	(30)	—	(24,264)
Interest and dividends expense	(40,118)	(497)	—	(40,615)
Adjusted Net Trading Income	$274,923	$24,269	$7	$299,199

	Three Months Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$287,275	$(2,052)	$1,160	$286,383
Commissions, net and technology services	12,126	55,140	—	67,266
Interest and dividends income	21,263	515	(2,304)	19,474
Brokerage, exchange and clearance fees, net	(66,715)	(19,958)	—	(86,673)
Payments for order flow	(15,586)	(70)	—	(15,656)
Interest and dividends expense	(34,295)	(347)	1,105	(33,537)
Adjusted Net Trading Income	$204,068	$33,228	$(39)	$237,257

	Year Ended December 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$1,265,866	$816	$—	$1,266,682
Commissions, net and technology services	28,813	155,526	—	184,339
Interest and dividends income	86,741	705	62	87,508
Brokerage, exchange and clearance fees, net	(242,847)	(58,932)	—	(301,779)
Payments for order flow	(74,518)	(127)	—	(74,645)
Interest and dividends expense	(140,120)	(1,694)	—	(141,814)
Adjusted Net Trading Income	$923,935	$96,294	$62	$1,020,291

	Year Ended December 31, 2017
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$769,556	$(5,394)	$1,865	$766,027
Commissions, net and technology services	13,689	102,814	—	116,503
Interest and dividends income	51,822	619	(2,034)	50,407
Brokerage, exchange and clearance fees, net	(224,706)	(32,220)	—	(256,926)
Payments for order flow	(28,038)	311	—	(27,727)
Interest and dividends expense	(92,871)	1,215	(337)	(91,993)
Adjusted Net Trading Income	$489,452	$67,345	$(506)	$556,291

Reconciliation of trading income, net to Adjusted Net Trading Income by category — Market Making segment

(in thousands, unaudited)

	Three Months Ended December 31, 2018
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$259,866	$49,776	$54,562	$1,760	$365,964
Commissions, net and technology services	6,883	—	44	—	6,927
Brokerage, exchange and clearance fees, net	(27,854)	(17,825)	(12,878)	(1,119)	(59,676)
Payments for order flow	(24,234)	—	—	—	(24,234)
Interest and dividends, net	(9,914)	(2,487)	(2,312)	655	(14,058)
Adjusted Net Trading Income	$204,747	$29,464	$39,416	$1,296	$274,923

	Three Months Ended December 31, 2017
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$186,710	$57,589	$45,022	$(2,046)	$287,275
Commissions, net and technology services	12,121	—	5	—	12,126
Brokerage, exchange and clearance fees, net	(36,266)	(19,298)	(11,976)	825	(66,715)
Payments for order flow	(15,586)	—	—	—	(15,586)
Interest and dividends, net	(5,857)	(3,502)	(2,447)	(1,226)	(13,032)
Adjusted Net Trading Income	$141,122	$34,789	$30,604	$(2,447)	$204,068

	Year Ended December 31, 2018
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$846,090	$167,638	$250,521	$1,617	$1,265,866
Commissions, net and technology services	28,583	—	230	—	28,813
Brokerage, exchange and clearance fees, net	(120,840)	(61,703)	(56,633)	(3,671)	(242,847)
Payments for order flow	(74,518)	—	—	—	(74,518)
Interest and dividends, net	(31,031)	(9,517)	(11,326)	(1,505)	(53,379)
Adjusted Net Trading Income	$648,284	$96,418	$182,792	$(3,559)	$923,935

	Year Ended December 31, 2017
	Americas	ROW	Global FICC,		Total
	Equities	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$404,113	$175,840	$192,563	$(2,960)	$769,556
Commissions, net and technology services	12,184	342	(79)	1,242	13,689
Brokerage, exchange and clearance fees, net	(97,832)	(70,180)	(55,910)	(784)	(224,706)
Payments for order flow	(27,600)	—	—	(438)	(28,038)
Interest and dividends, net	(15,151)	(13,770)	(8,825)	(3,303)	(41,049)
Adjusted Net Trading Income	$275,714	$92,232	$127,749	$(6,243)	$489,452

The following tables show our Adjusted Net Trading Income and average daily Adjusted Net Trading Income by category for the three months and full year ended December 31, 2018 and 2017:

(In thousands except percentages, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
Adjusted Net Trading Income by Category:	2018	2017	% Change	2018	2017	% Change

Market Making:
Americas Equities	$204,747	$141,122	45.1%	$648,284	$275,714	135.1%
ROW Equities	29,464	34,789	-15.3%	96,418	92,232	4.5%
Global FICC, Options and Other	39,416	30,604	28.8%	182,792	127,749	43.1%
Unallocated(1)	1,296	(2,447)	NM	(3,559)	(6,243)	NM
Total Market Making	$274,923	$204,068	34.7%	$923,935	$489,452	88.8%

Execution Services	24,269	33,228	-27.0%	96,294	67,345	43.0%

Corporate	7	(39)	NM	62	(506)	NM

Adjusted Net Trading Income	$299,199	$237,257	26.1%	$1,020,291	$556,291	83.4%

Average Daily	Three Months Ended December 31,			Year Ended December 31,
Adjusted Net Trading Income by Category:	2018	2017	% Change	2018	2017	% Change

Market Making:
Americas Equities	$3,250	$2,240	45.1%	$2,583	$1,098	135.1%
ROW Equities	468	552	-15.3%	384	367	4.5%
Global FICC, Options and Other	626	486	28.8%	728	509	43.1%
Unallocated(1)	20	(39)	NM	(14)	(25)	NM
Total Market Making	$4,364	$3,239	34.7%	$3,681	$1,949	88.8%

Execution Services	385	527	-27.0%	384	268	43.0%

Corporate	0	(1)	NM	0	(2)	NM

Adjusted Net Trading Income	$4,749	$3,765	26.1%	$4,065	$2,215	83.4%

(1) Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading Income, Net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

Financial Condition

As of December 31, 2018, Virtu had $736.0 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $930.8 million.

Share Repurchase Program

The Virtu Financial, Inc. Board of Directors approved the share repurchase program for $50 million Class A common stock and common units of Virtu Financial LLC in February 2018 and subsequently expanded the program to $100 million in July 2018.  Since the inception of the program, the Company has repurchased approximately 2.56 million shares and units for approximately $65.9 million.  The Company now has approximately $34.1 million remaining capacity for future purchases of common stock and common units under the plan.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonus, trading related settlement income, gain on sale of business, connectivity early termination, other, net, write-down of assets, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO, and “Adjusted EBITDA Margin”, which compares Adjusted EBITDA to Adjusted Net Trading Income.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate, which was between 35.5% and 37% for periods prior to January 1, 2018 and decreasing to approximately 23% beginning January 1, 2018 as a result of the Tax Act.

•                  “Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserve for legal matters, connectivity early termination and write-down of assets.

Total Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS  and Adjusted Operating Expenses differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These

U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2018	2017	2018	2017

Revenues:
Trading income, net	$366,228	$286,383	$1,266,682	$766,027
Commissions, net and technology services	45,508	67,266	184,339	116,503
Interest and dividends income	26,172	19,474	87,508	50,407
Other, net	4,338	91,398	340,189	95,045

Total revenues	442,246	464,521	1,878,718	1,027,982

Operating Expenses:
Brokerage, exchange and clearance fees, net	73,830	86,673	301,779	256,926
Communication and data processing	38,327	48,316	176,120	131,506
Employee compensation and payroll taxes	64,833	66,436	215,556	177,489
Payments for order flow	24,264	15,656	74,645	27,727
Interest and dividends expense	40,615	33,537	141,814	91,993
Operations and administrative	13,100	25,302	64,749	61,466
Depreciation and amortization	13,596	18,170	61,154	47,327
Amortization of purchased intangibles and acquired capitalized software	6,081	8,901	26,123	15,447
Termination of office leases	57	1,860	23,357	3,671
Debt issue cost related to debt refinancing	—	1,109	11,727	10,460
Transaction advisory fees and expenses	2,502	950	11,487	25,270
Reserve for legal matters	—	2,833	2,020	657
Charges related to share based compensation at IPO	—	227	24	772
Financing interest expense on long-term borrowings	16,264	23,966	71,800	64,107

Total operating expenses	293,469	333,936	1,182,355	914,818

Income before income taxes and noncontrolling interest	148,777	130,585	696,363	113,164
Provision for income taxes	841	97,184	76,171	94,266

Net income	$147,936	$33,401	$620,192	$18,898

Noncontrolling interest	(67,068)	(22,425)	(330,751)	(15,959)

Net income available for common stockholders	$80,868	$10,976	$289,441	$2,939

Earnings per share:
Basic	$0.75	$0.12	$2.82	$0.03
Diluted	$0.74	$0.12	$2.78	$0.03

Weighted average common shares outstanding
Basic	106,309,194	89,362,838	100,875,793	62,579,147
Diluted	106,970,415	89,362,838	102,089,138	62,579,147

Comprehensive income:
Net income	$147,936	$33,401	$620,192	$18,898
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	1,037	817	(2,677)	9,117

Comprehensive income	$148,973	$34,218	$617,515	$28,015
Less: Comprehensive income attributable to noncontrolling interest	(67,517)	(22,847)	(329,756)	(21,833)

Comprehensive income available for common stockholders	$81,456	$11,371	$287,759	$6,182

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2018	2017	2018	2017

Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$366,228	$286,383	$1,266,682	$766,027
Commissions, net and technology services	45,508	67,266	184,339	116,503
Interest and dividends income	26,172	19,474	87,508	50,407
Brokerage, exchange and clearance fees, net	(73,830)	(86,673)	(301,779)	(256,926)
Payments for order flow	(24,264)	(15,656)	(74,645)	(27,727)
Interest and dividends expense	(40,615)	(33,537)	(141,814)	(91,993)
Adjusted Net Trading Income	$299,199	$237,257	$1,020,291	$556,291

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$147,936	$33,401	$620,192	$18,898
Financing interest expense on long-term borrowings	16,264	23,966	71,800	64,107
Debt issue cost related to debt refinancing	—	1,109	11,727	10,460
Depreciation and amortization	13,596	18,170	61,154	47,327
Amortization of purchased intangibles and acquired capitalized software	6,081	8,901	26,123	15,447
Provision for income taxes	841	97,184	76,171	94,266
EBITDA	$184,718	$182,731	$867,167	$250,505

Severance	1,901	4,739	10,974	14,911
Reserve for legal matters	—	2,833	2,020	657
Transaction advisory fees and expenses	2,502	950	11,487	25,270
Termination of office leases	57	1,860	23,357	3,671
Acquisition related retention bonus	—	—	—	23,050
Trading related settlement income	—	(628)	—	(628)
Connectivity early termination	—	—	7,062	—
Loss (gain) on sale of businesses	—	—	(335,210)	—
Other, net	(4,338)	(91,398)	(4,979)	(95,045)
Write-down of assets	—	672	3,239	1,216
Share based compensation	8,852	4,723	29,065	21,825
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,425	1,091	5,781	5,225
Charges related to share based compensation awards at IPO	—	223	24	740
Adjusted EBITDA	$195,117	$107,796	$619,987	$251,397

Selected Operating Margins
Net Income Margin(1)	49.4%	14.1%	60.8%	3.4%
EBITDA Margin(2)	61.7%	77.0%	85.0%	45.0%
Adjusted EBITDA Margin(3)	65.2%	45.4%	60.8%	45.2%

(1) Calculated by dividing net income by Adjusted Net Trading Income.

(2) Calculated by dividing EBITDA by Adjusted Net Trading Income.

(3) Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2018	2017	2018	2017

Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$147,936	$33,401	$620,192	$18,898
Provision for income taxes	841	97,184	76,171	94,266
Income before income taxes	$148,777	$130,585	$696,363	$113,164
Amortization of purchased intangibles and acquired capitalized software	6,081	8,901	26,123	15,447
Financing interest expense related to KCG transaction	—	—	—	4,626
Debt issue cost related to debt refinancing	—	1,109	11,727	10,460
Severance	1,901	4,739	10,974	14,911
Reserve for legal matters	—	2,833	2,020	657
Transaction advisory fees and expenses	2,502	950	11,487	25,270
Termination of office leases	57	1,860	23,357	3,671
Connectivity early termination	—	—	7,062	—
Write-down of assets	—	672	3,239	2,849
Acquisition related retention bonus	—	—	—	23,050
Trading related settlement income	—	(628)	—	(628)
Loss (gain) on sale of businesses	—	—	(335,210)	—
Other, net	(4,338)	(91,398)	(4,979)	(95,045)
Share based compensation	8,852	4,723	29,065	21,825
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,425	1,091	5,781	5,225
Charges related to share based compensation awards at IPO	—	223	24	740
Normalized Adjusted Net Income before income taxes	$165,257	$65,660	$487,033	$146,222
Normalized provision for income taxes(1)	38,009	24,295	112,018	54,102
Normalized Adjusted Net Income	$127,248	$41,365	$375,015	$92,120

Weighted Average Adjusted shares outstanding(2)	191,174,005	188,248,614	190,959,477	161,464,923

Normalized Adjusted EPS	$0.67	$0.22	$1.96	$0.57

(1)    Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 23% for 2018 and 37% for 2017

(2)    Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	December 31	December 31,
	2018	2017
	(in thousands, except share data)
Assets
Cash and cash equivalents	$736,047	$532,887
Securities borrowed	1,399,684	1,471,172
Securities purchased under agreements to resell	15,475	—
Receivables from broker-dealers and clearing organizations	1,101,449	972,018
Trading assets, at fair value	2,639,921	2,712,622
Property, equipment and capitalized software, net	113,322	137,018
Goodwill	836,583	844,883
Intangibles (net of accumulated amortization)	83,989	111,224
Deferred taxes	200,359	125,760
Assets of business held for sale	—	55,070
Other assets	254,149	357,352
Total assets	$7,380,978	$7,320,006

Liabilities and equity
Liabilities
Short-term borrowings, net	$15,128	$27,883
Securities loaned	1,130,039	754,687
Securities sold under agreements to repurchase	281,861	390,642
Payables to broker-dealers and clearing organizations	567,441	716,205
Trading liabilities, at fair value	2,475,395	2,384,598
Tax receivable agreement obligations	214,403	147,040
Accounts payable and accrued expenses and other liabilities	294,975	358,825
Long-term borrowings, net	907,037	1,388,548
Total liabilities	$5,886,279	$6,168,428

Total equity	1,494,699	1,151,578

Total liabilities and equity	$7,380,978	$7,320,006

	As of December 31, 2018
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	108,155,199	56.6%
Non-controlling Interests (Virtu Financial LLC)	82,841,626	43.4%
Total Virtu Financial LLC Interests	190,996,825	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity that helps to create more efficient markets around the world. Our market structure expertise, broad diversification, and execution technology enables us to provide competitive bids and offers in over 25,000 securities, at over 235 venues, in 36 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information and certain oral statements made from time to time by representatives of the Company contain certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance, including with respect to integration of KCG and synergy realization and with respect to the acquisition of ITG and related integration and synergy realization. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com